UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2014

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue
Suite 2900
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No.1 (this “Amendment No. 1”) amends the Form 8-K filed with the U.S. Securities and Exchange Commission by Southcross Energy Partners, L.P. (the “Partnership”) on June 11, 2014 (the “Original 8-K”).  This Amendment No. 1 is made solely to include Item 3.02.  Except for the foregoing, no new or revised information or transactions are being reported.

Item 3.02       Unregistered Sales of Equity Securities.

As reported under Item 1.01 of the Original 8-K, the Partnership will issue 14,633,000 units of a new class of the Partnership’s common units (the “New Common Units”) to TexStar (as defined in the Original 8-K) pursuant to the terms of the Contribution Agreement (as defined in the Original 8-K).  The issuance of the New Common Units is conditioned upon the Partnership closing its acquisition of the Rich Gas System (as defined in the Original 8-K). The Partnership will issue the New Common Units in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.  To the extent required by Item 3.02, reference is made to Item 1.01 of the Original 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: June 17, 2014	By:	/s/ J. Michael Anderson
		Name:	J. Michael Anderson
		Title:	Senior Vice President and Chief Financial Officer